CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Plan Administrator of eGlobe, Inc.
  401(k) Profit Sharing Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 25, 1999, relating to the financial statements and schedules of the eGlobe, Inc. 401(k) Profit Sharing Plan appearing in this Annual Report on Form 11-K for the nine months ended December 31, 1998, as of March 31, 1998 and 1997 and for the year ended March 31, 1998.

                                                     /s/BDO Seidman, LLP

Denver, Colorado
July 14, 1999